UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 14, 2006

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-26962	58-1878070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 RiverEdge Parkway, Suite 100
Atlanta, Georgia	30328-4696
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  770-980-0888

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

The information in Item 2.01 is incorporated by reference herein.

ITEM 2.01  Completion of Acquisition or Disposition of Assets

On August 14, 2006, A.D.A.M., Inc.  (the Company) acquired all of the outstanding capital stock of OnlineBenefits, Inc. and Subsidiaries (OBI) from the shareholders thereof, for an aggregate price of $32.5 million, which is comprised of $28 million in cash, $1.5 million of assumed debt from OBI, and 528,681 shares of the Company’s common stock having a value of $3 million (Purchase Price), pursuant to the Agreement and Plan of Merger dated as of  August 14, 2006 (Merger Agreement).

In connection with this acquisition, the Company entered into a credit agreement with CapitalSource Finance LLC (Credit Agreement), which provides for the following:

Description	Terms
$2.0 million revolver

Principal repayable in full in August 2011; interest at LIBOR plus 4% or the prime rate plus 2.75%, payable quarterly in arrears; revolver unused facility fee of 0.5% per annum of the average daily balance of the unused portion, payable monthly in arrears

$20.0 million term loan

Principal repayable in quarterly installments of varying amounts ($1.0 million from December 2007 through September 2008, $1.25 million through September 2010, and $1.5 million through June 2011), interest same as revolver; prepayment premium of either 2% (prior to first anniversary) or 1% (between first and second anniversary) of prepaid amount

$5.0 million convertible note

Principal repayable in full in August 2011; interest at LIBOR plus 2.5% or the prime rate plus 1.25%, payable quarterly in arrears; prepayment premium same as term loan; all or any portion of the principal balance is convertible at the option of the Lender into 785,279 shares of common stock of the Company

In connection with the Credit Agreement, the Company entered into a Conversion and Registration Rights Agreement dated as of August 14, 2006 (the Conversion Agreement) which specifies terms applicable to the conversion of the convertible note and provides the Lender with certain registration rights with respect to the shares issuable on conversion of the convertible note.

In addition to the above terms, there is a provision for a prepayment of 50% Excess Cash Flow, as defined in the Credit Agreement.  The Credit Agreement is secured by (i) a first lien on all existing and future tangible and intangible assets and personal property and equity stock of the Company and any existing and future subsidiaries, and (ii) a pledge of 100% of the Company’s subsidiaries’ capital stock. The Credit Agreement contains other customary financial covenants.

The Company financed the cash portion of the Purchase Price by: (i) using $20,000,000 from the proceeds of the term loan and $5,000,000 from the proceeds of the convertible loan, both under the Credit Facility; and (ii) cash on hand.

OnlineBenefits, Inc. is a leading provider of web-based applications serving the benefits management needs of consumers, employers and brokers. Its consumer solutions include employee self-service portals for benefits communication and enrollment, and flexible spending account administration.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 2.01 regarding the Credit Agreement is incorporated by reference herein.

ITEM 3.02   Unregistered Sales of Equity Securities

The information in Item 2.01 regarding the $5.0 million convertible note and the shares of the Company’s common stock issued pursuant to the Merger Agreement is incorporated by reference herein. These securities were issued in transactions not involving a public offering pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01  Financial Statements and Exhibits

A.                                    Financial Statements of Business Acquired.

The 2005 and 2004 audited financials of OBI are attached as Exhibit 99.1.

The Company has not included the 2006 interim unaudited financial statements of OBI with this filing, but will file an amended 8-K with those financial statements on or before November 28, 2006, as required.

B.                                     Pro Forma Financial Information.

The Company has not included the pro forma financial statements of the combined company with this filing, but will file an amended 8-K with those financial statements on or before November 28, 2006, as required.

D.            Exhibits

2.1                                 Agreement and Plan of Merger dated August 14, 2006.

10.1                           Credit Agreement dated August 14, 2006.

10.2                           Conversion and Registration Rights Agreement dated as of August 14, 2006.

99.1                           2005 and 2004 audited financials of OBI.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., Inc.
(Registrant)

Date: August 16, 2006	By:	/s/ KEVIN S. NOLAND
Kevin S. Noland
President, Chief Executive Officer and Corporate
Secretary

Date: August 16, 2006	By:	/s/ MARK B. ADAMS
Mark B. Adams Chief Financial Officer